UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 24, 2007, at the 2007 Annual Meeting of Stockholders of SUPERVALU INC. (the “Company”), the Company’s stockholders approved the SUPERVALU INC. 2007 Stock Plan (the “2007 Stock Plan”), effective as of May 24, 2007.

The purpose of the 2007 Stock Plan is to enable the Company to attract and retain employees, officers, consultants, advisors and non-employee Directors who are expected to contribute to the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders. The 2007 Stock Plan, which is administered by the Executive Personnel and Compensation Committee of the Company’s Board of Directors, authorizes the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, stock awards and other stock-based awards. The term of each stock option and stock appreciation right may not be longer than 7 years from the date of grant, and the term of any other award may not be longer than 10 years from the date of grant. Thirty five million shares of the Company’s common stock are authorized and reserved for issuance under the 2007 Stock Plan, subject to adjustments as set forth in the 2007 Stock Plan.

The Company’s Board of Directors may amend, alter, suspend, discontinue or terminate the 2007 Stock Plan at any time, except as provided in the 2007 Stock Plan. Unless earlier terminated by the Board of Directors, no awards may be granted under the 2007 Stock Plan after May 23, 2017.

This summary of the 2007 Stock Plan is qualified in its entirety by reference to the full text of the 2007 Stock Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A more detailed summary of the 2007 Stock Plan can be found in the Company’s proxy statement for the 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on May 7, 2007.

Item 8.01.	Other Events.

Van Helden Promotion

On May 24, 2007, the Board of Directors of the Company elected Pete Van Helden to Executive Vice President and President, Retail West of SUPERVALU INC. Mr. Van Helden most recently served as Senior Vice President and President, Retail West. He is responsible for the Company’s retail operations in Southern California, Nevada and Intermountain West.

The Company’s news release announcing the election of Mr. Van Helden is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Results of Annual Meeting of Stockholders

Additionally, on May 24, 2007, the Company held its Annual Meeting of Stockholders, at which the Company announced that its Board of Directors approved a three percent increase in the annual dividend to $0.68 per share from last year’s level of $0.66 per share. The new quarterly dividend rate of $0.17 per share will be effective with the September 2007 dividend payment.

At the Annual Meeting of Stockholders, stockholders also approved the election of each of the Company’s directors standing for election. The following directors were elected for a three-year term expiring in 2010: Charles M. Lillis, Jeffrey Noddle, Steven S. Rogers and Wayne C. Sales. Kathi P. Seifert was elected for a two-year term expiring in 2009 and A. Gary Ames was elected for a one-year term expiring in 2008.

As described in Item 5.02 above, the stockholders also approved the SUPERVALU INC. 2007 Stock Plan. Also at the meeting, stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm. KPMG has been the Company’s independent registered public accounting firm since 1999. Lastly, the stockholders did not approve the stockholder proposal for a report on controlled-atmosphere killing.

The Company’s news release announcing the dividend and the results of the Annual Meeting of Stockholders is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d). Exhibits.

Exhibit	Description of Exhibits
10.1	SUPERVALU INC. 2007 Stock Plan.*

99.1	News Release issued by SUPERVALU INC. dated May 24, 2007, relating to Mr. Van Helden.

99.2	News Release issued by SUPERVALU INC. dated May 24, 2007, relating to the dividend and the Annual Meeting of Stockholders.

*	Indicates management contract, compensatory plan or arrangement required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)

Date: May 31, 2007

	By:	/s/ Burt M. Fealing
Burt M. Fealing
Vice President, Corporate Secretary and Chief Securities Counsel (Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibits
10.1	SUPERVALU INC. 2007 Stock Plan.*

99.1	News Release issued by SUPERVALU INC. dated May 24, 2007, relating to Mr. Van Helden.

99.2	News Release issued by SUPERVALU INC. dated May 24, 2007, relating to the dividend and the Annual Meeting of Stockholders.

*	Indicates management contract, compensatory plan or arrangement required to be filed pursuant to Item 601(b)(10)(iii)(A) of Regulation S-K.